UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2025

CIM Opportunity Zone Fund, L.P.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-56544

Delaware		83-2441037
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
4700 Wilshire Boulevard
Los Angeles	California	90010
(Address of principal executive offices)		(Zip Code)
	(323)	860-4900
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.
On September 29, 2025, CIM Opportunity Zone Fund, L.P. (the “Fund”), Westlands Electric Power Company, LLC (“WEPCO”) and Westlands Electric Power Company Holdings, LLC (“WEPCO Holdings”) entered into a Subscription and Contribution agreement (the “OZ Subscription and Contribution Agreement”). Pursuant to the OZ Subscription and Contribution Agreement, the Fund agreed to contribute its interests in solar projects (the “Project Entities”) to WEPCO Holdings in exchange for common units in WEPCO (the “Phase 1 Contribution Transactions”). WEPCO is a newly-formed investment vehicle formed to hold solar investments previously held by the Fund and other CIM-affiliated entities. WEPCO Holdings is a wholly-owned subsidiary of WEPCO. The interests contributed by the Fund constitute all of the Fund’s interests in the Project Entities.
The Phase 1 Contribution Transactions closed on September 29, 2025. The total aggregate value of the equity interests contributed by the Fund is $1.3 billion, based on net asset values as of March 31, 2025. After the Phase 1 Contribution Transactions, the Fund owns 100% of the interests in WEPCO.
Pursuant to a second Subscription and Contribution Agreement entered into on September 30, 2025, other CIM-affiliated entities contributed all of their interests in the Project Entities (and certain additional solar projects) to WEPCO Holdings in exchange for common units in WEPCO (the “Phase 2 Contribution Transactions”). Following the Phase 2 Contribution Transactions, the Fund owns approximately 75.1% of the interests in WEPCO and will be the managing member of WEPCO. WEPCO will own all of the interests previously owned by the Fund and the other CIM-affiliated entities in the relevant projects.
The Fund and another CIM-managed fund will enter into a third Subscription and Contribution Agreement, pursuant to which the Fund and such other CIM-managed fund will contribute certain interests relating to an additional solar project in exchange for common units in WEPCO (the “Phase 3 Contribution Transactions”). Following the Phase 3 Contribution Transactions, the Fund is expected to own approximately 66.7% of the interests in WEPCO and will continue to be the managing member of WEPCO.
The OZ Subscription and Contribution Agreement contains customary representations and warranties with respect to the Fund and Project Entities. These representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and (iii) were made only as of the date of the OZ Subscription and Contribution Agreement or as of such other date or dates as may be specified in the OZ Subscription and Contribution Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the OZ Subscription and Contribution Agreement, which subsequent information may or may not be fully reflected in the Fund’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.
The foregoing summary of the OZ Subscription and Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the OZ Subscription and Contribution Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets
The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 2.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	OZ Subscription and Contribution Agreement, dated September 29, 2025*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the Securities and Exchange Commission; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 (as amended) for any annexes or schedules so furnished.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2025	CIM Opportunity Zone Fund, L.P.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Accounting Officer
(Principal Financial Officer)